Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2014

SECOND QUARTER RESULTS

CHICAGO, August 27, 2014. Claire’s Stores, Inc. (the “Company”), one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids, today reported its financial results for the fiscal 2014 second quarter, which ended August 2, 2014.

Second Quarter Results

The Company reported net sales of $377.8 million for the fiscal 2014 second quarter, an increase of $11.1 million, or 3.0% compared to the fiscal 2013 second quarter. The increase was attributable to new store sales, a favorable foreign currency translation effect on the Company’s non-U.S. sales and an increase in shipments to franchisees, partially offset by the effect of store closures and lower same store sales. Net sales would have increased 0.8% excluding the impact of foreign currency exchange rate changes.

Consolidated same store sales decreased 0.6%, with North America same store sales decreasing 2.9% and Europe same store sales increasing 2.5%. Our third quarter consolidated quarter-to-date same store sales performance is essentially flat. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates.

Gross profit percentage decreased 80 basis points to 49.8% during the fiscal 2014 second quarter versus 50.6% for the prior year quarter. This reduction in gross profit percentage consisted of a 40 basis point decrease in merchandise margin, a 30 basis point increase in occupancy costs and a 10 basis point increase in buying and buying-related costs. The decrease in merchandise margin rate resulted primarily from an increase in markdowns. The increase in occupancy costs, as a percentage of net sales, was primarily caused by the deleveraging effect of a decrease in same store sales.

Selling, general and administrative expenses increased $2.8 million, or 2.2%, compared to the fiscal 2013 second quarter. Selling, general, and administrative expenses would have decreased $0.1 million excluding an unfavorable $2.9 million foreign currency translation effect.

Adjusted EBITDA in the fiscal 2014 second quarter was $64.5 million compared to $64.0 million last year. Foreign currency exchange rate changes provided a $0.8 million benefit in the second quarter of 2014. The Company defines Adjusted EBITDA as earnings before income taxes, net interest expense, depreciation and amortization, loss (gain) on early debt extinguishments, and asset impairments. Adjusted EBITDA excludes management fees, severance, the impact of transaction-related costs and certain other non-cash and other items. Net loss for the fiscal 2014 second quarter was $20.6 million. A reconciliation of net loss to Adjusted EBITDA is attached.

As of August 2, 2014, cash and cash equivalents were $29.5 million, including restricted cash of $2.4 million. The Company had $19.5 million drawn on its revolver and an additional $92.2 million of borrowing availability under its Credit Facility as of that date. The fiscal 2014 second quarter cash balance increase of $2.6 million consisted of positive impacts of $64.5 million of Adjusted EBITDA and $4.0 million from seasonal working capital sources, partially offset by reductions for $27.8 million of cash interest payments, $15.1 million from net repayments under the Credit Facility, $12.1 million of capital expenditures, $2.2 million for severance costs, $1.8 million for costs associated with the former China operations, and $6.9 million for tax payments and other items.

Store Count as of:	August 2, 2014	February 1, 2014	August 3, 2013

North America	1,880	1,912	1,914
Europe	1,172	1,185	1,169
China	—	17	11

Subtotal Company-operated	3,052	3,114	3,094

Franchise	436	421	414

Total global stores	3,488	3,535	3,508

Conference Call Information

The Company will host its second quarter conference call on Thursday, August 28, at 10:00 a.m. (Eastern Time). To connect, please dial 888-790-4233 (domestic) or 210-839-8201 (international). The password is “Claires.” An audio replay will be available through September 28, 2014, by dialing 866-446-5473 (domestic) or 203-369-1147 (international). The password is 87951. The conference call will also be webcast and archived until September 28, 2014 on the Company’s corporate website at www.clairestores.com, where it can be accessed by clicking the “Financial” tab and choosing the “Events” link.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its stores under two brand names: Claire’s® and Icing®. As of August 2, 2014, Claire’s Stores, Inc. operated 3,052 stores in 17 countries throughout North America and Europe. The Company also franchised 436 stores in 30 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: our level of indebtedness; general economic conditions; changes in consumer preferences and consumer spending; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; competition; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through other channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our company-operated store base or expand our international store base through franchise or similar licensing arrangements; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including laws and regulations governing the sale of our products, particularly regulations relating to heavy metals and chemical content in our products; changes in anti-bribery laws; changes in employment laws, including laws relating to overtime pay, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; loss of key members of management; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014 filed with the SEC on April 2, 2014. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100, or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

SECOND FISCAL QUARTER

	Three Months Ended August 2, 2014	Three Months Ended August 3, 2013
Net sales	$377,829	$366,703
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	189,735	180,973

Gross profit	188,094	185,730

Other expenses:
Selling, general and administrative	129,214	126,448
Depreciation and amortization	17,800	16,153
Severance and transaction-related costs	2,182	889
Other (income) expense, net	671	(2,082)

	149,867	141,408

Operating income	38,227	44,322
Loss on early debt extinguishment	—	3,121
Interest expense, net	54,557	57,755

Loss before income tax expense	(16,330)	(16,554)
Income tax expense	4,244	4,118

Net loss	$(20,574)	$(20,672)

	Six Months Ended August 2, 2014	Six Months Ended August 3, 2013
Net sales	$731,172	$720,709
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	376,805	359,539

Gross profit	354,367	361,170

Other expenses:
Selling, general and administrative	255,172	251,835
Depreciation and amortization	41,264	31,778
Severance and transaction-related costs	3,764	1,804
Other income, net	(815)	(1,158)

	299,385	284,259

Operating income	54,982	76,911
Loss on early debt extinguishment	—	4,795
Interest expense, net	109,316	115,974

Loss before income tax expense	(54,334)	(43,858)
Income tax expense	4,377	3,398

Net loss	$(58,711)	$(47,256)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	August 2, 2014	February 1, 2014
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$27,126	$58,343
Inventories	170,673	178,882
Prepaid expenses	22,665	19,471
Other current assets	28,036	26,305

Total current assets	248,500	283,001

Property and equipment:
Furniture, fixtures and equipment	256,301	260,709
Leasehold improvements	341,669	335,858

	597,970	596,567
Less accumulated depreciation and amortization	(362,062)	(347,408)

	235,908	249,159

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(4,062)	(3,611)

	13,993	14,444

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $68,898 and $65,194, respectively	537,035	541,095
Deferred financing costs, net of accumulated amortization of $21,437 and $38,917, respectively	35,649	39,481
Restricted cash	2,417	—
Other assets	53,283	54,396

	2,178,440	2,185,028

Total assets	$2,676,841	$2,731,632

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Revolving credit facility	$19,500	$—
Trade accounts payable	69,278	84,364
Income taxes payable	1,510	3,729
Accrued interest payable	68,862	68,338
Accrued expenses and other current liabilities	97,519	94,727

Total current liabilities	256,669	251,158

Long-term debt	2,377,657	2,378,786
Obligation under capital lease	17,043	17,124
Deferred tax liability	119,347	119,564
Deferred rent expense	33,541	32,000
Unfavorable lease obligations and other long-term liabilities	13,738	16,033

	2,561,326	2,563,507

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	619,126	619,499
Accumulated other comprehensive loss, net of tax	(146)	(1,109)
Accumulated deficit	(760,134)	(701,423)

	(141,154)	(83,033)

Total liabilities and stockholder’s deficit	$2,676,841	$2,731,632

Net Loss Reconciliation to Adjusted EBITDA

Adjusted EBITDA represents net income (loss), adjusted to exclude income taxes, interest expense and income, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, management fees, severance and transaction related costs, and certain non-cash and other items. We use Adjusted EBITDA as an important tool to assess our operating performance. We consider Adjusted EBITDA to be a useful measure in highlighting trends in our business. We reinforce the importance of Adjusted EBITDA with our bonus eligible associates by using this metric in our annual performance bonus program. We believe that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, Adjusted EBITDA is defined in the covenants contained in our debt agreements and it is the metric we use to communicate our financial performance to our debt investors.

Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to represent cash flow from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of using Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on our indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended August 2, 2014	Three Months Ended August 3, 2013	Six Months Ended August 2, 2014	Six Months Ended August 3, 2013
Net loss	$(20,574)	$(20,672)	$(58,711)	$(47,256)
Income tax expense	4,244	4,118	4,377	3,398
Interest expense	54,565	57,766	109,334	116,005
Interest income	(8)	(11)	(18)	(31)
Depreciation and amortization	17,800	16,153	41,264	31,778
Loss on early debt extinguishment	—	3,121	—	4,795
Stock compensation, book to cash rent, intangible amortization (a)	1,757	1,060	2,904	2,024
Management fee, consulting expense (b)	795	750	1,590	1,500
Other (c)	5,945	1,676	11,906	6,195

Adjusted EBITDA	$64,524	$63,961	$112,646	$118,408

a)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.
b)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners and consulting expenses.
c)	Includes: non-cash losses on property and equipment primarily associated with remodels, relocations and closures; other payments associated with store closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; and severance and transaction related costs.